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                                                                  Exhibit 23.03



                         Consent of Nath & Associates



       We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of Guilford Pharmaceuticals Inc. for the registration of shares of its Common Stock and Series A Preferred Purchase Rights.

                                             Nath & Associates

                                             /s/ GARY M. NATH
                                             ----------------------
                                                 Gary M. Nath



Washington, DC
September 11, 1997